SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 16, 2001


                            TradeStation Group, Inc.
                            ------------------------
             (Exact name of registrant as specified in its charter)


                                     Florida
                                     -------
         (State or other jurisdiction of incorporation or organization)


                0-31049                                65-0977576
                -------                                ----------
        (Commission File Number)         (I.R.S. Employer Identification No.)


                 8700 West Flagler Street, Miami, Florida 33174
                ------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (305) 485-7000
                             ----------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure

Background Information; Purpose of Report

TradeStation Group, Inc., a Florida corporation ("TradeStation Group" or the "Company"), was formed in connection with the December 29, 2000 combination by merger of Omega Research, Inc. (which has been renamed TradeStation Technologies, Inc.) and onlinetradinginc.com corp. (which has been renamed TradeStation Securities, Inc.). TradeStation Technologies is and has been a developer and provider of market analysis software products and real-time charts, quotes and news services for institutional and serious individual traders. TradeStation Securities is and has been a securities brokerage firm providing services, including direct-access brokerage services, for institutions, professionals and high-net-worth individuals. In connection with the merger, TradeStation Group became the publicly-traded holding company of TradeStation Technologies and TradeStation Securities, its two operating subsidiaries.

Prior to the December 29, 2000 closing of the merger, the Company filed a Registration Statement on Form S-4 that, as amended, was declared effective by the Securities and Exchange Commission on December 11, 2000 (the "Registration Statement"). The Company subsequently filed a Current Report on Form 8-K dated December 29, 2000 relating to the merger (the "Form 8-K Report"). The Registration Statement included all required interim and audited historical financial statements and related notes, as well as unaudited proforma combined financial data on a pooling-of-interests basis, and the Form 8-K Report contained unaudited pro forma combined financial data on a pooling-of-interests basis, all of which displayed and/or combined TradeStation Technologies' January 1 to December 31 fiscal year and TradeStation Securities' February 1 to January 31 fiscal year (collectively, the "S-4/8-K Financial Data"). The Company's fiscal year end for the foreseeable future will be December 31.

This report in no way seeks to modify, amend or restate any part of any of the S-4/8-K Financial Data. Persons who are interested in conducting analyses of the individual historical financial results of operations or the combined pro forma historical financial results of operations of the merged companies should carefully review all of the S-4/8-K Financial Data contained in the Registration Statement and Form 8-K Report.

The purposes of this Report on Form 8-K are: (i) to set forth unaudited consolidated statement of operations data for TradeStation Group for the years ended December 31, 1999 and 1998 and for the quarterly periods in the nine-month period ended September 30, 2000 (the "Unaudited Consolidated Statement of Operations Data") in a format consistent with the format that is currently anticipated to be included in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for current and future periods; and (ii) to review the Business Outlook as set forth in the press release dated November 14, 2000 of TradeStation Technologies (then known as Omega Research) and provide a Business Outlook for the Company's 2001 fiscal year.

The Unaudited Consolidated Statement of Operations Data, in addition to reformatting certain revenue and expense items as compared to the format used in the S-4/8-K Financial Data, consolidate TradeStation Technologies' quarterly results of operations for each of the quarters in the nine-month period ended September 30, 2000 with TradeStation Securities' quarterly results of operations for each of the quarters in the nine-month period ended September 30, 2000. Prior to the merger, TradeStation Securities (then known as onlinetradinginc.com corp.) had a fiscal year end of January 31 and reported quarterly financial results over the nine-month period ended October 31, 2000. Accordingly, total revenues and expenses in the Unaudited Consolidated Statement of Operations Data for the nine-month period ended September 30, 2000 will not match those set forth for that period in the S-4/8-K Financial Data. The Unaudited Consolidated Statement of Operations Data with respect to the 1999 and 1998 fiscal years of TradeStation Group contain no adjustment to TradeStation Securities' pre-merger fiscal year.

There can be no assurance that the format displayed in the Unaudited Consolidated Statement of Operations Data will not further evolve as the Company continues to shift into its new business model and then operates under that new business model, or that changes will not result from the completion of the Company's audit for the fiscal year ended December 31, 2000. As management's experience in the new business model grows, the Company may make modifications to its financial statement presentation as appropriate to reflect the Company's business operations.

Business Outlook

The following statements regarding the 2001 fiscal year are based on current expectations and beliefs with respect to the 2001 fiscal year. These statements with respect to 2001 are forward-looking, and actual results may differ materially. Please see the risk factors for forward-looking statements set forth below. The following statements regarding the 2000 fourth quarter are subject to completion of the Company's audit for the 2000 fiscal year.

Review of Fourth Quarter 2000 Business Outlook

On November 14, 2000, TradeStation Technologies (then known as Omega Research) disclosed its Business Outlook for the 2000 fourth quarter, in which it projected revenues between $7.0 million and $7.5 million, total operating expenses between $11.1 million and $11.5 million, and net loss per share between 15 and 18 cents. This Business Outlook focused solely on the operations of TradeStation Technologies, without giving effect to the then-pending merger or any merger-related expenses.

Based upon preliminary unaudited data, TradeStation Technologies' actual fourth quarter 2000 results (without giving effect to the merger or any merger-related expenses) were more favorable than expected: (i) revenues were approximately $7.9 million; (ii) total operating expenses were approximately $10.3 million; and (iii) loss per share was approximately 10 cents.

With respect to the combined company (giving effect to the merger and pooling of interests, but not giving effect to merger-related expenses), the Company's unaudited results of operations for the 2000 fourth quarter were approximately as follows: (i) revenues of $13.5 million; (ii) total operating expenses of $14.9 million; and (iii) a net loss per share of 4 cents. Merger-related expenses recorded in the 2000 fourth quarter were approximately $3.8 million. The Company's audited results of operations for the 2000 fiscal year are expected to be published on or about March 15, 2000.

Business Outlook for 2001

The following are the Company's estimates of expected financial results of operations for 2001.

                              2001 BUSINESS OUTLOOK

                                                Q1 2001             Q2 2001             Q3 2001            Q4 2001
                                                -------             -------             -------            -------
TOTAL REVENUES                              $    11,700,000   $   11,100,000      $  15,400,000      $ 22,400,000
     Key Components:
     Transaction fees                       $     5,300,000   $    5,300,000      $  10,400,000      $ 18,200,000
     Subscription fees                      $     2,500,000   $    2,600,000      $   2,200,000      $  1,300,000
     Net licensing fees                     $     1,350,000   $      750,000      $     400,000      $    100,000
     Other revenues                         $     2,550,000   $    2,450,000      $   2,400,000      $  2,800,000

TOTAL OPERATING EXPENSES                    $    13,700,000   $   14,700,000      $  18,100,000      $ 24,000,000

NET LOSS                                    $    (1,800,000)  $   (3,400,000)     $  (2,400,000)     $ (1,400,000)

NET LOSS PER SHARE                          $         (0.04)  $        (0.08)     $       (0.05)     $      (0.03)

EBITDA                                      $        85,000   $   (1,500,000)     $    (530,000)     $    525,000


Forward-looking Statements

This report contains statements, including a Business Outlook, that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this report the words "believes," "plans," "estimates," "expects," "intends," "designed," "anticipates," "may," "will," "should," "could," "upcoming," "potential," "pending" and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results suggested herein. Without limiting the breadth of that statement, the Company emphasizes that actual financial results of the Company may differ materially from those set forth in the Business Outlook. Factors that may cause or contribute to the various potential differences include, but are not limited to, the Company's ability to continue to effectuate its Internet strategy and to develop and successfully market in a timely fashion the products and services described or referred to in this report (and the costs associated therewith); the acceptance of the Company's new products and services in the marketplace; the date on which the Company's fully-integrated direct-access trading platform is fully launched being materially later than the expected date due to problems encountered in quality assurance testing, decisions to add certain features, regulatory pronouncements, or other reasons; technical difficulties or errors in the products and/or services; market pressure to lower substantially or eliminate pricing on the types of Internet subscription and brokerage services described as a result of such services being provided at lower or no additional costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; the Company's customer and active prospect base containing a substantially lower number of interested subscribers and/or brokerage clients than the Company anticipates; the appeal of the Company's products and services to the institutional market; the Company's brokerage client base trading with an average frequency lower than the Company anticipates; difficulty integrating the two recently-merged companies from technology, operational and marketing aspects; potential NASD or other broker-dealer regulatory issues arising from the merger and/or the conduct of a brokerage business focused on active traders; the success (and cost) of new marketing strategies as a result of the merger; the Company's future participation in any merger or strategic alliance; unfavorable critical reviews regarding the Company's new products and services; increased competition (including product and price competition); the level of market demand for real-time decision support tools, real-time data and/or online brokerage services and/or website services generally; the scalability, performance failures and reliability of the Company's server farm/data network; the entrance of new competitors into the market; timing and significance of additional new product and service introductions by the Company and its competitors; general economic and market factors, including changes in securities and financial markets; variations in patterns of customer revenues due to holidays or major news events; variations from the Company's budgeted expectations with respect to hiring and maintenance of personnel, sales and marketing expenditures, expected transaction fee revenue growth and subscription fee revenue growth and decline and client software licensing fee revenue decline, the amount of unexpected legal, consultation and professional fees, and other items, events and unpredictable costs or revenue impact that may occur; the adequacy of working capital, cash flows and available financing to fund the new business model and sustain expected operating losses; the audit of the Company's 2000 fiscal year financial statements resulting in material changes in format and/or dollar amounts as compared to what has been presented in this report; and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission including, but not limited to, the Company's registration statement on Form S-4, as amended, declared effective by the SEC December 11, 2000, as well as Company press releases.

                            TradeStation Group, Inc.
               Unaudited Consolidated Statement of Operations Data
                                      Index

                                                                                                       Page
                                                                                                       ----
Quarterly Consolidated Statement of Operations Data (Unaudited) for the three-month periods
ended March 31, June 30, and September 30, 2000.......................................................   7

Consolidated Statement of Operations Data (Unaudited) for the years ended December 31, 1999
and 1998..............................................................................................   8

Notes to Unaudited Consolidated Statement of Operations Data .........................................   9

                            TradeStation Group, Inc.
               Quarterly Consolidated Statement of Operations Data
                                   (Unaudited)

                                                                      Three Months Ended                      Nine Months
                                                       -------------------------------------------------         Ended
                                                          March 31,         June 30,       September 30,     September 30,
                                                            2000              2000             2000              2000
                                                       -------------     -------------     -------------     -------------
 REVENUES:
     Transaction fees                                  $   4,165,270     $   3,848,376     $   3,797,187     $  11,810,833
     Subscription fees                                       902,834         2,007,791         2,562,336         5,472,961
     Net licensing fees                                    5,846,996         5,001,534         4,099,930        14,948,460
     Other                                                 1,993,259         2,999,542         2,205,680         7,198,481
                                                       -------------     -------------     -------------     -------------
            Total revenues                                12,908,359        13,857,243        12,665,133        39,430,735
                                                       -------------     -------------     -------------     -------------

 EXPENSES:
     Clearing and other transaction costs                  1,223,286         1,084,773           919,859         3,227,918
     Data delivery and related costs                         669,506         1,196,355         1,337,080         3,202,941
     Inventory and handling costs                            720,248           333,657            99,096         1,153,001
     Technology development                                1,904,825         1,931,710         1,872,590         5,709,125
     Sales and marketing                                   8,557,653         7,321,874         5,571,079        21,450,606
     General and administrative                            2,570,904         2,972,214         2,868,656         8,411,774
     Amortization of goodwill and other intangibles        1,491,808         1,491,808         1,499,308         4,482,924
                                                       -------------     -------------     -------------     -------------
            Total expenses                                17,138,230        16,332,391        14,167,668        47,638,289
                                                       -------------     -------------     -------------     -------------

            Loss from operations                          (4,229,871)       (2,475,148)       (1,502,535)       (8,207,554)

 OTHER INCOME, net                                           374,446           318,270           281,131           973,847
                                                       -------------     -------------     -------------     -------------

            Loss before income taxes                      (3,855,425)       (2,156,878)       (1,221,404)       (7,233,707)

 PROVISION FOR INCOME TAX                                    275,817           302,931           315,888           894,636
                                                       -------------     -------------     -------------     -------------

            Net loss                                   $  (4,131,242)    $  (2,459,809)    $  (1,537,292)    $  (8,128,343)
                                                       =============     =============     =============     =============

     Loss per share:
            Basic and diluted                          $       (0.09)    $       (0.06)    $       (0.03)    $       (0.19)
                                                       =============     =============     =============     =============

     Weighted average common stock:
            Basic and diluted                             43,652,965        44,020,509        44,049,327        43,908,178
                                                       =============     =============     =============     =============


        See Notes to Unaudited Consolidated Statement of Operations Data.

                            TradeStation Group, Inc.
                    Consolidated Statement of Operations Data
                                   (Unaudited)

                                                           Year Ended December 31,
                                                          1999              1998
                                                      -------------     -------------
REVENUES:
    Transaction fees                                  $   9,471,435     $   5,525,427
    Subscription fees                                       304,382                --
    Net licensing fees                                   16,217,922        22,005,324
    Other                                                 7,525,166         6,313,302
                                                      -------------     -------------
           Total revenues                                33,518,905        33,844,053
                                                      -------------     -------------

EXPENSES:
    Clearing and other transaction costs                  2,707,971         1,840,003
    Data delivery and related costs                          80,905                --
    Inventory and handling costs                          3,085,414         2,969,057
    Technology development                                4,931,660         3,318,310
    Sales and marketing                                  20,823,837        14,721,044
    General and administrative                            6,784,980         8,577,766
    Amortization of goodwill and other intangibles        1,033,131             2,214
                                                      -------------     -------------
           Total expenses                                39,447,898        31,428,394
                                                      -------------     -------------

           (Loss) income from operations                 (5,928,993)        2,415,659

OTHER INCOME, net                                         1,653,205           751,911
                                                      -------------     -------------

           (Loss) income before income taxes             (4,275,788)        3,167,570

(BENEFIT) PROVISION FOR INCOME TAX                       (1,633,776)        1,104,080
                                                      -------------     -------------

           Net (loss) income                          $  (2,642,012)    $   2,063,490
                                                      =============     =============


    (Loss) earnings per share:
           Basic                                      $       (0.07)    $        0.06
                                                      =============     =============
           Diluted                                    $       (0.07)    $        0.05
                                                      =============     =============
    Weighted average common stock:
           Basic                                         40,065,348        36,756,414
                                                      =============     =============
           Diluted                                       40,065,348        37,967,535
                                                      =============     =============


        See Notes to Unaudited Consolidated Statement of Operations Data.

                            TradeStation Group, Inc.
          Notes to Unaudited Consolidated Statement of Operations Data

(1)      Business Combination

On December 29, 2000 (the "Effective Time"), Omega Research, Inc., a Florida corporation ("Omega Research"), and onlinetradinginc.com corp., a Florida corporation ("OnlineTrading.com"), completed a combination by merger pursuant to that certain Agreement and Plan of Merger and Reorganization dated January 19, 2000 (as amended the "Merger Agreement"). The parties to the Merger Agreement were Omega Research, OnlineTrading.com, TradeStation Group, Omega Acquisition Corporation ("Omega Merger Sub"), and Onlinetrading Acquisition Corporation ("Online Merger Sub"). Omega Merger Sub was merged into Omega Research, which was renamed TradeStation Technologies, Inc. ("Technologies"), Online Merger Sub was merged into OnlineTrading.com, which was renamed TradeStation Securities, Inc. ("Securities"), and Technologies and Securities became wholly-owned subsidiaries of TradeStation Group. The mergers were approved immediately prior to the Effective Time by the shareholders of each of Omega Research and OnlineTrading.com at a special meeting of shareholders of each company.

As a result of the conversion at the Effective Time of all of the outstanding shares of common stock of each of Omega Research and OnlineTrading.com into shares of common stock of TradeStation Group and the listing on The Nasdaq National Market of the common stock of TradeStation Group under the symbol "TRAD" as of the opening of trading on January 2, 2001, TradeStation Group is the sole publicly-traded company in the group. Omega Research shareholders received one share of TradeStation Group common stock for each share of Omega Research common stock (a 1 to 1 ratio) and OnlineTrading.com shareholders received 1.7172 shares of TradeStation Group common stock for each share of OnlineTrading.com common stock (a 1.7172 to 1 ratio). As of the Effective Time, TradeStation Group was owned approximately 57% (on a fully diluted basis) by former Omega Research's shareholders and approximately 43% (on a fully diluted basis) by OnlineTrading.com's former shareholders. Immediately after the Effective Time and after giving effect to the merger combination, there were outstanding an aggregate amount of approximately 44,333,115 shares of common stock of TradeStation Group.

Nonrecurring merger expenses incurred in connection with the merger are estimated to be approximately $3.8 million, comprised of approximately $1.6 million in banking fees, $1.2 million in legal, accounting and tax service fees, $0.6 million in severance expenses and $0.4 million in printing and miscellaneous expenses. Such expenses will be recorded during the quarter ended December 31, 2000, the period that the merger became effective.

The mergers are intended to qualify as a tax-free reorganization for United States federal income tax purposes and TradeStation Group accounts for the mergers as a pooling of interests. Accordingly, the financial data herein give retroactive effect to the combination by merger. Below is a reconciliation of net revenues and net (loss) income amounts for the periods presented:

                                                                                                 Year Ended December 31,
                                                                     Nine Months Ended           -----------------------
                                                                    September 30, 2000           1999             1998
                                                                    ------------------           ----             ----
    Net revenues:
       TradeStation Technologies (as previously reported)            $    27,076,392      $   23,736,535    $  28,216,505
       TradeStation Securities                                            12,354,343           9,782,370        5,627,548
                                                                     ---------------       -------------    -------------
       TradeStation Group                                            $    39,430,735        $ 33,518,905      $33,844,053
                                                                     ===============       =============    =============

    Net (loss) income:
       TradeStation Technologies (as previously reported)            $    (9,517,715)      $  (3,722,518)   $   1,955,547

       TradeStation Securities                                             1,389,372           1,080,506          107,943
                                                                     ---------------       -------------    -------------
       TradeStation Group                                            $    (8,128,343)      $  (2,642,012)   $   2,063,490
                                                                     ===============       =============    =============

(2) Statement of Operations Data

The following notes are descriptions of the individual line items included in the Unaudited Consolidated Statement of Operations Data:

(A) Transaction fees revenue is comprised of commissions from the brokerage business of the Company's brokerage subsidiary.

(B) Subscription services revenues represent monthly fees for real-time, Internet-based investment analysis software and data services.

(C) Net licensing fees are derived from sales of the Company's client software products, active marketing of which ceased in the 2000 second quarter.

(D) Other revenues are primarily comprised of (i) royalties and commissions received from third parties whose customers use the Company's products and (ii) to a lesser extent, revenues received from the Company's annual conference which is designed to highlight the benefits of trading strategy development, and interest earned from an interest-revenue sharing agreement with the brokerage subsidiary's clearing firm.

(E) Clearing and other transaction costs represent the cost to execute and clear customer trades.

(F) Data delivery and related costs consist primarily of expenses related to the operation, maintenance and support of the Company's server farms, and data distribution and exchange fees. During 2000, such costs include certain personnel costs which were previously included in technology development.

(G) Inventory and handling costs consist primarily of costs related to product media, packaging and storage of inventory and shipping costs. Shipping costs were previously included in sales and marketing expenses.

(H) Technology development expenses include expenses associated with the development of new products and services (including Internet-based products and services) and new technology (including the integrated electronic order-routing and execution technology in development), enhancements to existing products and services, testing of products and services and the creation of documentation. Such costs consist primarily of personnel costs, depreciation of computer and related equipment, facilities expenses and consulting fees.

(I) Sales and marketing expenses consist primarily of (i) marketing programs, including advertising, brochures, direct mail programs and seminars to promote the Company's products, (ii) brokers' commissions, sales commissions, personnel costs for the order desk and customer support center, and marketing personnel, and (iii) web-site maintenance and administration costs.

(J) General and administrative expenses consist primarily of employee-related costs for administrative personnel such as executive, human resources, finance and information technology, consulting and professional fees, rent and other facilities expenses.

(K) Amortization of goodwill and other intangibles includes amortization of goodwill and intangible assets from the October 1999 acquisition of Window on WallStreet Inc. and the December 1999 acquisition of Newport Discount Brokerage, Inc., both accounted for under the purchase method of accounting and being amortized over a period ranging from three to five years. In addition, amortization of data rights previously included in technology development is now included in amortization of goodwill and other intangibles.

(L) Other income, net consists primarily of investment income from cash and cash equivalents and marketable securities. In addition, investment gains (losses) from proprietary trading previously included in revenue is now reflected in other income, net of related expenses.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            TRADESTATION GROUP, INC.
                                            Registrant

February 16, 2001                           /s/ David H. Fleischman
-----------------                           ------------------------------------
Date                                        David H. Fleischman
                                            Chief Financial Officer,
                                            Vice President of Finance
                                            and Treasurer